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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 2-67954, No. 2-84789 and No. 33-68140 of Kirby Corporation on Form S-8 of our reports dated March 2, 1992, except for Note 2 as to which the date is March 18, 1992, (Kirby Corporation and subsidiaries) and February 28, 1994 (Universal Insurance Company and subsidiaries) appearing in this Annual Report on Form 10-K of Kirby Corporation for the year ended December 31, 1993.

                                            DELOITTE & TOUCHE

Houston, Texas
March 14, 1994